UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2020

CANCER GENETICS, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGIX	The Nasdaq Capital Market

Item 1.02. Termination of a Material Definitive Agreement.

As a result of the transactions described below in Item 3.02 of this Report, the Note Purchase Agreement, dated as of October 21, 2019, between Cancer Genetics, Inc. (the “Company”) and Atlas Sciences, LLC (“Lender”), as well as the Note (as defined below) were terminated. The information set forth in Item 3.02 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Between September 9, 2020 and September 23, 2020, the Company issued an aggregate of 199,543 shares (the “Exchange Shares”) of the Company’s common stock to Lender in exchange for the return to the Company of $810,234.47 of principal amount and accrued and unpaid interest from the Promissory Note, dated October 21, 2019, made by the Company in favor of Lender (the “Note”), which amount represented the remaining outstanding balance under the Note. The Exchange Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 3(a)(9) under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: September 24, 2020

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